UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 1, 2001


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

                 Delaware                       1-5507              06-0842255
    ----------------------------------   ------------------  ------------------
        (State or other jurisdiction         (Commission         (IRS Employer
             of incorporation)               File Number)    Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                 Not Applicable (Former name or former address,
                         if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

         (a) Hedley Howard, a director of the Company and a director and General Manager of its 51% owned Australian subsidiary, Magellan Petroleum Australia Limited, died on December 1, 2001. Mr. Howard was 59 years old.

         (b) During December 2001, the Company received cash payments totaling approximately $346,000 which represent part of the Company's share of total net production proceeds from the Kotaneelee gas field through June 30, 2001. The Company is attempting to obtain payment of the balance of the production proceeds owed to it. As of September 30, the Company had accrued approximately $549,000 of such net production proceeds for production through June 30, 2001. The Company's Annual Report on Form 10-K for the year ended June 30, 2001 should be read for a detailed discussion of the Kotaneelee litigation.

         (c) On December 3, 2001, the Company held its 2001 Annual General Meeting of Stockholders. Mr. Walter McCann and Mr. Ronald P. Pettirossi were reelected directors of the Company each for a term of three years, expiring at the 2004 Annual General Meeting. In addition, Ernst & Young LLP was appointed as the Company's independent auditors for the fiscal year ending June 30, 2002.

         Statements in this report that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Among these uncertainties are the cost, duration and ultimate outcome of the Kotaneelee gas field litigation, gas prices, levels gas production and capital expenditures which may be made by operators of properties in which the Company has interests.

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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      MAGELLAN PETROLEUM CORPORATION
                                               (Registrant)



                             By /s/ James R. Joyce
                            Name:  James R. Joyce
                             Title: President


Date:  December 7, 2001